EXHIBIT 10.37

LEASE AGREEMENT

This Lease Agreement is made on this 15th day of July, 2002, between the City of Coweta, Lessor, and Accu-Tec Enterprises, Ltd., Lessee. The parties agree as follows:

Article 1

LEASED PREMISES

Lessor hereby leases the land described on exhibit A attached hereto, together with any and all buildings and improvements now or hereafter located on the Land (the “Improvements”), which Land and Improvements are herein collectively called the “Premises,”

Article 2

TERM

Lessee shall have and hold the Premises, together with all Improvements and appurtenances now or thereafter located therein and thereon, including all rights of Lessor to entrance and exit over all streets, alleyways, parking lots and areaways adjacent thereto, for and during the full term of twenty (20) years commencing as of the day rentals commence hereunder.

Article 3

RENTAL

Lessee shall pay to Lessor as rent for the Premises a monthly payment, by the 15th of each month, equal to the sum of the following:

1
An amount equal to the Lessor’s total monthly payment to BancFirst for financing associated with this project, based upon a twenty (20) year amortization scale (estimated to be 59 monthly payments of $2,243.07 and 1 payment of $210,555.18);

and

2
An amount equal to Lessor’s total monthly payment for its CDBG building loan in the amount, based upon a twenty (20) year amortization scale (estimated to be 239 monthly payments of $1,666.67 and 1 payment of $101,667.87).

The parties further agree that rentals shall be commence on the first occurrence of the first day of the month immediately following Accu-Tec’s occupancy of the premises or notice by the City that the building is ready for occupancy upon satisfactory completion of construction as reasonably determined by the City and the Project Manager.

In the event that, due the unique nature of the financing obtained by the Lessor, the lease payment made by the Lessee shall be in excess of the amount needed by the City of Coweta to satisfy the monthly debt payment attributable to the purchase/construction of the leasehold estate, then the Lessor agrees and covenants that all portion of the Lessee’s monthly rental payment which is in excess of the debt service for the of the premises by the Lessor shall be paid and applied against the principal balance of the “conventional” loan as each of Lessee’s monthly payments are received by the Lessor; for purposes of this agreement, such debt shall include only those debts entered into to allow the Lessor to purchase the real property and erect the initial improvements on said real property

Article 4

USE OF PREMISES

Lessee agrees that he will not create or permit a nuisance to be carried on at the Premises, and that he will conduct all activities in full compliance with all municipal, state and Federal laws and ordinances. Lessee’s use of the premises shall be limited to an industrial business use.

Article 5

ALTERATIONS AND CONSTRUCTION BY LESSEE

Lessee may, at his own expense, make such changes in the Premises as he desires, provided such changes shall not lessen the value of the Premises or weaken the same structurally. Lessee shall have the right at his own expense to install any equipment, appliances or fixtures, including but not limited to, outside or inside signs, fluorescent lights, shelves, counters, bins and partitions it desires or deems necessary, and all such equipment and fixtures so installed, as well as those not in the Premises belonging to Lessee, shall remain the property of Lessee, with the right and privilege, but not the obligation, to remove same on or before the expiration of the term thereof Notwithstanding the generality of the foregoing language, it is understood and agreed that Lessee may not remove any permanent fixtures, furnaces, boilers, or like equipment, whether or not it may have installed the same.

At all times during the term of this Lease, Lessee shall keep the Premises and all building and improvements now or hereafter located on the Premises free and clear of all claims of liens for labor, services, materials, supplies or equipment performed on or furnished to the premises. Should Lessee fail to pay and discharge or cause the Premises to be released from any such lien or claim of lien within twenty (20) days after any such lien attaches to the Premises, Lessor may pay, adjust, compromise or discharge any such lien or claim of lien on such terms and manner as Lessor may deem appropriate. In such event, Lessee shall, on or before the first day of the next calendar month following any such payment by Lessor, reimburse Lessor for the full amount paid by Lessor in paying, adjusting, compromising, and discharging such lien or claim of lien, including any attorney’s fees or other costs expended by Lessor.

Article 6

ENCUMBRANCE OF LEASEHOLD ESTATE

Subject to the limitations contained in this Article 6, Lessee may encumber to any person or entity, herein called “Lender,” by deed of trust or mortgage or other security instrument all of Lessee’s interest under this lease and the leasehold estate hereby created in Lessee for the purposes of interim or permanent financing of the construction, installation or alteration of buildings or other improvements upon the Premises. Provided, however, that contemporaneous with such encumbrance the Lender shall, in a writing duly acknowledged and delivered to Lessor, subordinate any such encumbrance to the rights and interests of the Lessor in the premises as created by this Lease, all in a form acceptable to Lessor.

The term of any such loan shall not exceed the remaining term of this lease, including any renewal option granted by Lessor.

Article 7

MAINTENANCE AND PAYMENT OF EXPENSES

Lessee shall, at Lessee’s sole cost, during the term of this lease or any extension thereof:

(a)	Maintain and keep in good repair the improvements, including the exterior and interior of all buildings;

(b)
Keep the premises in a neat and clean condition, free from danger of damage by fire, and refrain from permitting any nuisance or fire hazard thereon, shall permit no unlawful or immoral practice to be carried on within the Premises with his knowledge or consent, and comply in his occupancy and use with all applicable laws and regulations relating thereto. Lessee shall at Lessee’s cost provide for the regular removal of all trash, rubbish and garbage from the Premises.

(c)
Lessee shall pay all personal property taxes assessed against the Premises or contents; the Lessor shall pay all taxes or assessments charged or levied against said real premises, including any ad valorem assessments or taxes.

(d)	Pay all costs for all utilities used on the Premises, including, but without limitation, electricity, gas, water and sewer charges;

(e)
Pay all other expenses of every kind required for the maintenance or operation of the Premises, with the exception that the Lessor shall be responsible for regular maintenance of the building facility for the first one year of the parties lease.

EXCEPT, commencing with the date of first occupancy by the Lessee, Lessor shall provide a one year warranty on the leasehold estate, including all mechanical, electrical, heat/air conditioning and plumbing systems, and shall at its own expense maintain and keep the leasehold estate in proper repair during the first year of occupancy.

Article 8

LIABILITY OF THE PARTIES

Lessee shall procure and pay the premium for liability insurance naming the Lessor as Additional Insured in the amounts of One Million Dollars ($1,000,000.00) in respect of injuries to any person, one Million Dollars ($1,000,000.00) in respect to any one accident, and Seven Hundred Fifty Thousand Dollars ($750,000,00) in respect to property damage, to protect Lessee and Lessor against liability for such injury to persons and such damage upon or about the Premises.

Lessee shall indemnify and save harmless Lessor from any and all liabilities, penalties, damages, expenses, judgments, attorneys’ fees and other losses by reason of injury, or claim of injury, to any person or property, of any nature, and howsoever caused, arising out of the use, occupancy or control of the Premises, or the streets, driveways, parking areas, sidewalks and alleys adjacent thereto, by Lessee at any time during the demised term, whether or not caused by negligence of the Lessee, its agents, servants, employees, invitees or customers, unless the same be caused by the fault or negligence of Lessor. Lessee shall indemnify and save Lessor harmless from the cost and expense of defending against the same or the settlement thereof, including attorneys’ fees. Lessee agrees to pay any judgment which may be obtained against Lessor in any such event, or on account thereof. Lessor shall promptly notify Lessee of any claim of Injury, to persons or property, and shall promptly deliver to Lessee the original or a true copy of any summons or other process, pleading, or notice issued in any suit or other proceeding to assert or enforce any such claim.

Lessor and Lessee each waive their respective right of recovery from the other of losses incurred as the result of negligence or omission of the other or their respective agents, servants or employees insofar as such losses are covered and paid by a policy of insurance; in the event any such loss is not so covered and paid, this waiver of subrogation rights shall not be a bar to any action to recover such loss. It is intended by this paragraph that each party hereby waives his or its insurance company’s right of subrogation contained in any policy of insurance that such party may carry to protect its property, whether real, personal or mixed, under which policy the insurance company pays the loss and thus to prevent such insurance company from bringing any action to recover any moneys paid pursuant to said policy.

Lessee shall procure and pay the premium for property insurance insuring the real property and improvements against loss by fire and hazards included within the term “extended coverage” while permitted by the Lessee’s insurance carrier or while Lessee shall be deemed to have an insurable interest in the real property and improvements.

Article 9

ACCESS BY LESSOR

Lessor City of Coweta, by and through the City Manager as a representative of the City, shall have the right to enter the Premises at all reasonable times to examine the condition thereof, but such rights shall not be exercised in a manner to interfere unreasonably with the business of the Lessee. At any time within six (6) months prior to the expiration of this lease or any extension, Lessor, after first having notified Lessee in writing, may show the premises to prospective purchasers or tenants, but Lessor may not attach to the building or erect on the Premises a notice advertising said property for sale or lease.

Article 10

DEFAULT BY LESSEE

Lessor shall not declare a default hereunder because of failure to pay any rentals when due, or to comply with any other terms of this Lease Agreement, without first giving Lessee fifteen (15) days written notice of its intention to do so with respect to the payment of rentals or other monies due hereunder or thirty (30) days written notice with respect to any other default. If during said fifteen (15) or thirty (30) day period as the case may be, Lessee shall pay said rental or remedy the default in the terms of the Lease in regard to which default has been made, then the right of the Lessor to declare a default under this lease shall cease and this Lease shall continue as though no default has been made, EXCEPT, if Lessor has give notice of default for non-payment on three separate occasions, during any twelve month period, Lessor shall have the following options in addition to any other legal options available to Lessor:

(a)
If Lessee shall have abandoned the Leased Premises, at Lessor’ option, without terminating this Lease, to change the locks on the doors to the Leased Premises and exclude Tenant therefrom, for the purposes of securing the premises;

(b)
At its option, by notice to Lessee, to terminate this Lease. No re-entry or taking of possession of the Leased premises by Lessor, as provided in clauses (a) and (c) of this article, shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Lessee. Upon the service of such notice of termination, the term of this Lease shall automatically terminate. Notwithstanding any reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach in the manner provided in this section.

(c)
At its option, to require Lessee to surrender possession without termination of this Lease, whereupon Lessee shall immediately surrender possession of the Premises to Lessor and immediately vacate the same, and remove all effects therefrom, except such as may not be removed under other provisions of this Lease. If Lessee fails to surrender possession and vacate as aforesaid, Lessor may apply to a court of appropriate jurisdiction for an order for possession of the property without thereby waiving Lessor’s rights to rent or any other rights given to Lessor under this lease or at law or in equity. If Lessee shall not remove all effects from the Premises in a commercially reasonable time, Lessor may, at its option, remove any or all effects in any manner it shall choose and store the same without liability for loss, and Lessee shall pay Lessor, on demand, any and all expenses incurred in such removal and storage of said effects for any length of time during which the same shall be in Lessor’s possession or storage.

(d)
At its option, to make such alterations and repairs as Lessor shall determine may be reasonably necessary to relet the Premises, and to relet the same or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and upon such terms and conditions as Lessor in its sole discretion may deem advisable. In no event shall Lessee be entitled to receive any surplus funds generated by any re-letting of the premises.

(e)	At its option, to collect from Lessee any other loss or damage which Lessor may sustain by reason of any breach and any diminished value of the Premises resulting from said breach.

(f)	At its option, in the event of a breach or threatened breach by Lessee, to enjoin any such breach or threatened breach.

(g)
No receipt of moneys by Lessor from or for the account of Lessee or from anyone in possession or occupancy of the Premises after the termination in any of this Lease or after the giving of any notice of termination, shall reinstate, continue or extend the term of this Lease or affect any notice given to Lessee prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Lessor may receive and collect any rent or other amounts due Lessor, and such payment shall not waive or affect said notice, suit or judgment.

It is further understood that notice of default from the Lessor shall be a valid notice of default if issued by the City Manager, City Clerk, or City Attorney, regardless of formal action or approval by the governing body of the City of Coweta, and that the lack of formal approval by the governing body shall not constitute grounds for legal challenge to the sufficiency of any notice of default

Article 11

BANKRUPTCY OF TENANT

(a)
If at any time prior to or after the commencement of the term of this Lease there shall be filed by Lessee, in any court pursuant to any statute either of the United States or of any State, a petition in bankruptcy (including, without limitation, a petition for liquidation, reorganization, or for adjustment of debts of an individual with regular income), or if such petition is filed against Lessee and such party fails to secure a dismissal thereof within thirty (30) days of the filing thereof, or if Lessee becomes insolvent or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors or a custodian is appointed or takes possession of Lessee’s property, then this Lease shall, at the Lessor’s option, be terminated, in which event Lessee, nor any person claiming through Lessee or by virtue of any statute or any order of any court, shall be entitled to possession of the Premises, and Lessor, in addition to the other rights and remedies given by this Lease, or by virtue of any statute or rule of law, may retain as liquidated damages any rent, Security Deposit or moneys received by Lessor from Lessee or others in behalf of Lessee.

(b)	In the event an act of bankruptcy shall occur and this Lease is not terminated pursuant to the provisions of paragraph (a) above, the parties agree:

(1)           That if there shall be a default in the payment of rent, or a default in the observance or performance of any other provision of this Lease binding on Lessee, Lessor shall be entitled to immediately discontinue furnishing any utilities and other services it has been providing to the Premises, until such time as such defaults have been fully cured, it being agreed that the foregoing action by Lessor shall in no way cause or result in any abatement or rent or any other charge owed by Lessee.

(2)           That if this Lease is assumed by a trustee in bankruptcy, this Lease may not be assigned by the trustee to a third party without prior written consent of Lessor.

Article 12

ASSIGNMENT AND SUBLETTING

(a)
Lessee shall not, voluntarily, involuntarily or by operation of law assign or encumber this Lease, nor sublet all or any part of the Premises, without the prior written consent of the Lessor. Notwithstanding, unless written agreement otherwise, upon approved assignment or subletting, Lessee shall remain liable for any and all of his obligations owed pursuant to this Lease.

(b)
Lessor may not transfer its ownership interest in the Premises to any party other than the Lessee or Lessee’s assigns without first obtaining a written assumption by the proposed transferee of all of Lessor’s obligations and duties under all written agreements between the Lessor and Lessee. Upon the valid transfer of its interest, the Lessor shall be entirely released and relieved of all obligations and responsibilities concerning this Lease.

Article 13

DESTRUCTION OF LEASED PREMISES

If the leased premises is damaged or destroyed by fire or other casualty so as to become partially or totally untenantable, the same shall be repaired and restored by Lessor and Lessee with due diligence.

(a)
If the damage or destruction is such that the cost of repairs or replacement to the premises is greater than 50% of the initial cost of construction of the premises, rent shall abate by 50% during the time period in which the premises is not capable of being used by Lessee, said abatement period not to exceed 6 months. Abatement of rentals shall not occur if Lessee continues and occupy the premises and continues to conduct business in the premises, regardless of the extent of damage. Lessor shall have the option of deciding not to rebuild or repair only if it is determined insurance proceeds are not available to fund the total cost of rebuild or repair, in which case the Lessor may terminate this Lease.

(b)
If the damage or destruction is such that the cost of repairs or replacement to the premises is less than 50% of the initial cost of construction of the premises, rent shall not abate during the period of replacement or repair, regardless of the impact upon Lessee’s business.

Article 14

LEGAL EXPENSES; REMEDIES CUMULATIVE

(a)
In case suit is brought because of the breach of any agreement or obligation contained in this Lease on the part of Lessee or Lessor to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred therefor, including reasonable attorneys’ fees.

(b)
Lessor’s and Lessee’s rights and remedies shall be cumulative and may be exercised and enforced concurrently. Any right or remedy conferred upon Lessor or Lessee under this Lease shall not be deemed to be exclusive of any other right or remedy it may have.

Article 15

MISCELLANEOUS

(a)
The waiver by Lessor or Lessee of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. No waiver of any rights shall occur unless such waiver is in writing and signed by the party charged therewith.

(b)
No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent or any other charges shall he deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement on any check be deemed an accord and satisfaction.

(c)	No subsequent alteration, amendment, change or addition to this Lease, nor any surrender of the term, shall be binding upon Lessor or Lessee unless reduced to writing and signed by the parties hereto.

(d)	Lessor does not in any way or for any purpose become a partner of Lessee in the conduct of his business or otherwise, nor a joint venturer or a member of a joint enterprise with Lessee.

(e)
This written agreement constitutes the total, sole and complete Lease agreement of the parties, and no representations, promises, understandings, offers or other communications of any type concerning the agreement of the parties shall be binding unless included herein, EXCEPT, the parties anticipate execution herewith an “Option to Purchase” and said separate agreement, if approved by the parties, shall be binding thereon as a separate agreement, and not as a modification, interpretation, or limitation an this Lease.

(f)	Any notices required by the parties Lease shall be provided in writing, by certified mail, to the last known address of that party.

(g)
The parties agree that any action concerning breach or enforcement of the terms of this lease shall be brought in the District Court for Wagoner County, Oklahoma, and that jurisdiction shall not be proper in any other court, regardless of the residence of the Lessee or where this Lease may be executed.

(h)	The laws of the State of Oklahoma shall govern the performance, validity and enforcement of this Lease.

Dated this 15th day of July, 2002.

CITY OF COWETA, LESSOR

	By:	/s/ W.W. Osburn
W.W. Osburn, Mayor
City of Coweta
/s/ Joyce Terry
Joyce Terry, City Clerk
/s/ David Steeber
DAVID STEEBER, President

EXHIBIT A

A TRACT OF LAND LOCATED IN THE NE 1/4 OF SECTION 35, TOWNSHIP 18 NORTH, RANGE 15 EAST OF THE INDIAN BASE AND MERIDIAN, WAGONER COUNTY, STATE OF OKLAHOMA, MORE PARTICULARLY DESCRIBED AS: BEGINNING AT A POINT ON THE NORTH LINE OF THE SECTION, 495.00 FEET WEST OF THE NORTHEAST CORNER OF SAID NE 1/4; THENCE WEST ALONG SAID NORTH LINE A DISTANCE OF 295.00 FEET; THENCE SOUTH 00 04’20” EAST A DISTANCE OF 495 FEET; THENCE IN AN EASTERLY DIRECTION ON A LINE PARALLEL WITH THE NORTH SECTION LINE FOR A DISTANCE OF 295.00 FEET; THENCE NORTH 00 04’20” WEST A DISTANCE OF 495.00 FEET TO THE POINT OF BEGINNING.

THE PHYSICAL ADDRESS OF THE PROPERTY IS 26730 EAST 111’ STREET SOUTH, COWETA, OKLAHOMA.

OPTION AGREEMENT

In consideration of Accu-Tec Enterprises, Ltd. (“Optionee”) meeting all obligations as stated herein, the City of Coweta, Oklahoma (“Optionor”) hereby grants the Optionee an option to purchase under the following terms:

1
Commencing on the date of the first payment by the Optionee to the Optionor for lease or rental of improved real property as described on the attached Exhibit “A” (the “Property”), and ending on the end of the twentieth (20th) year after the date of such first payment, the Optionee shall have an option to purchase the Property owned by Optionor.

2
The Option Price shall be the then outstanding balance of all promissory notes or other debt instruments secured by the Property, but shall include only those debts entered into to allow the Optionee to purchase the Property and erect the initial improvements on said real property, together with the amount of any sums paid the Optionor on said promissory notes prior to the occupancy of the Property by the Optionee for which Optionor has not been reimbursed by the Optionee.

3
Optionee has paid the sum of $100.00 as non-refundable option consideration which will be applied toward the purchase price of the property if, and only if, Optionee exercises this Option to purchase. In the event Optionee fails to exercise the Option or defaults under any terms of the attached lease, this Option will be void and all monies will be retained by Optionor as liquidated damages and not as a penalty.

4
The recording of this Option or any memorandum thereof will result in the automatic revocation of this Option, and all monies will be retained by Optionor as liquidated damages and not as a penalty. In addition, Optionee will be liable to Optionor for all incidental and consequential damages for slander of title, including, but not limited to, attorneys fees and court costs for correcting title.

5	This Option, or any interest therein, is not transferable or assignable and can only be exercised by the individuals signing this Option acting in unison for Optionee’s principal residence.

6	Notice must be delivered to the Optionor in writing of Optionee’s intention to exercise this Option at least fifteen (15) days prior to exercise.

7
This purchase option is NOT contingent upon Optionee’s ability to obtain financing from a lender or any other reason. Optionee understands that TIME IS OF THE ESSENCE for this agreement, and that Optionee’s failure to purchase the property before the expiration of the Option for any reason (or if Optionee defaults under any of the terms of a lease agreement for the above stated property), all monies paid by Optionee will be retained by Optionor. Optionor and Optionee further agree that this agreement is not an installment land contract, contract-for-deed or equitable mortgage, but merely a statement of Optionee’s right to purchase the above-referenced property under the terms stated above, and that Optionee is under no legal responsibility to purchase the property.

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Dated this 5th day of August, 2002.

“OPTIONOR”

CITY OF COWETA, OKLAHOMA

	By:	/s/ W.W. Osburn
W.W. Osburn, Mayor

Attest:
/s/ Joyce Terry
Joyce Terry, City Clerk
“OPTIONEE”
/s/ David Steeber
David Steeber, President

2 of 3

EXHIBIT A

A TRACT OF LAND LOCATED IN THE NE 1/4 OF SECTION 35, TOWNSHIP 18 NORTH, RANGE 15 EAST OF THE INDIAN BASE AND MERIDIAN, WAGONER COUNTY, STATE OF OKLAHOMA, MORE PARTICULARLY DESCRIBED AS: BEGINNING AT A POINT ON THE NORTH LINE OF THE SECTION, 495.00 FEET WEST OF THE NORTHEAST CORNER OF SAID NE 1/4; THENCE WEST ALONG SAID NORTH LINE A DISTANCE OF 295.00 FEET; THENCE SOUTH 00 04’20” EAST A DISTANCE OF 495 FEET; THENCE IN AN EASTERLY DIRECTION ON A LINE PARALLEL WITH THE NORTH SECTION LINE FOR A DISTANCE OF 295.00 FEET; THENCE NORTH 00 04’20” WEST A DISTANCE OF 495.00 FEET TO THE POINT OF BEGINNING.

THE PHYSICAL ADDRESS OF THE PROPERTY IS 26730 EAST 111TH STREET SOUTH, COWETA, OKLAHOMA.

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ESTOPPEL CERTIFICATE

Dated:  November 9, 2009

Tech Aerospace Group, LLC
911 Main, Suite 2100
Kansas City, MO  64105

Re:
Lease Agreement dated July 15, 2002 (the “Lease”), by and between the City of Coweta (“Landlord”) and Auuc-Tec, LLC (“Tenant”) relating to property located at 26730 East 111th Street South, Coweta, Oklahoma (“Premises”)

Gentlemen:

The undersigned hereby acknowledges that Tech Aerospace Group, LLC, a Delaware limited liability company (“TAG”) may agree or has agreed to purchase all of the capital equity of Tenant.  In connection therewith, the undersigned hereby certifies, acknowledges and agrees as follows:

Article	16THE UNDERSIGNED IS THE OWNER OF THE FEE SIMPLE TITLE OF THE PREMISES AND THE OWNER AND HOLDER OF THE INTEREST OF LANDLORD UNDER THE LEASE.

Article
17THE TERM OF THE LEASE COMMENCED ON JULY 15, 2002 AND WILL EXPIRE ON 20 YEARS AS OF DAY RENTALS COMMENCE (SUBJECT TO THE TENANT’S RIGHT OF EXTENSION, IF ANY, CONTAINED IN THE LEASE).  THE LEASE IS VALID AND IN FULL FORCE AND EFFECT.

Article
18ATTACHED HERETO IS A TRUE, ACCURATE, AND COMPLETE COPY OF THE LEASE, TOGETHER WITH ALL AMENDMENTS AND MODIFICATIONS THERETO.  THE LEASE CONTAINS THE ENTIRE AGREEMENT BETWEEN THE UNDERSIGNED AND TENANT WITH RESPECT TO THE PREMISES.

Article
19THE LAST MONTHLY PAYMENT OF RENT WAS MADE ON OR ABOUT OCTOBER 19, 2009.  ALL RENTAL NOW OR HERETOFORE DUE HAS BEEN PAID IN FULL, THROUGH AND INCLUDING THE PAYMENT OF RENT DUE ON OR ABOUT OCTOBER 15, 2009.  THE MONTHLY RENTAL UNDER THE LEASE FOR THE REMAINING TERM OF THE LEASE IS $3,909.74.

Article	20EXCEPT FOR A SECURITY DEPOSIT IN THE AMOUNT OF $0, NO SECURITY DEPOSIT OR RENT IN ADVANCE OF ITS DUE DATE HAS BEEN PAID.

Article
21TO THE KNOWLEDGE OF THE UNDERSIGNED, NO DEFAULT AND NO EVENT HAS OCCURRED AND NO CONDITION EXISTS WHICH, IF NOT CURED FOLLOWING THE GIVING OF NOTICE AND/OR THE PASSAGE OF TIME, WOULD CONSTITUTE A DEFAULT UNDER THE LEASE.  NO NOTICE OF DEFAULT HAS BEEN GIVEN WITH RESPECT TO ANY DEFAULT WHICH REMAINS UNCURED.

Article	22ALL CONSTRUCTION OBLIGATIONS OF TENANT AND LANDLORD UNDER THE LEASE HAVE BEEN COMPLETED.

Article
23NO CONTROVERSY PRESENTLY EXISTS BETWEEN TENANT AND LANDLORD, INCLUDING ANY LITIGATION OR ARBITRATION, OVER THE LEASE OR THE PERFORMANCE OF THE TERMS THEREOF.  THERE IS NO DEFENSE, OFFSET, CLAIM, OR COUNTERCLAIM BY OR IN FAVOR OF LANDLORD AGAINST TENANT UNDER THE LEASE.

Article	24THE PERSON SIGNING THIS ESTOPPEL CERTIFICATE IS DULY AUTHORIZED AND HAS THE POWER TO EXECUTE IT ON BEHALF OF LANDLORD AND TO BIND LANDLORD.

LANDLORD:

City of Coweta

By:	/s/ Steven C. Whitock

Name:	Steven C. Whitock

Title:	City Manager

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